SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

BioMedical Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Colorado	____000-53391___	26-3161860
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

100 Main Street North, #208

   Southbury, CT  06488

 (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (203) 628-7142

P O Box 2503

   Fort Lauderdale, FL  33303

___________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.01 ITEM 5.02	CHANGE IN CONTROL DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS AND CERTAIN OFFICERS

Effective April 30, 2014, the following actions were completed:

•

David Fuselier was elected to serve as a member of the Board of Directors and CEO of Biomedical Technology Solutions Holdings, Inc. (the “Company”);

•

Gex Richardson resigned as a director and executive officer of the Company; and

•

Severt Swenson III resigned as a director of the Company

David Fuselier, age 54, is a former executive with Citibank's Latin American Investment Bank, First Investor's and TWA and for seven years operated Dove Aviation. While at Citibank, Fuselier was an analyst in the loan syndication department; focusing specifically on loans to Latin American countries and government-owned industries.

Dove was the largest independent wholesaler of Texaco and Union Carbide aviation chemicals east of the Mississippi; supplying over 100 airports and most major and commuter airlines. Through its two subsidiaries, Aviation Fuel Supply and Air East, Dove distributed wholesale fuels in thirteen states and provided retail services at seven airports on the east coast.

Fuselier is considered an expert turnaround and corporate revitalization operator with a skilled knowledge of finance, operations and securities and has provided turnaround services to Bank of America, Citicorp Venture Capital, Chase, Fleet, NationsBank and others. He is a graduate of Louisiana State University (MSJ) and Louisiana College (BA).

There exist no agreements, arrangements or commitments with respect to the terms of Mr. Fuselier’s service.  Mr. Fuselier has indicated that it is his intention to undertake efforts to inject new working capital into the Company which will permit the Company to (i) file delinquent reports with the SEC (ii) reinvigorate its historical business activities and (iii) establish a strategic plan for the Company.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC.
Date: _May 5, 2014	By: __/s/ David Fuselier____________ David Fuselier, CEO

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